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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 (File No. 333-67427) of RGS Energy Group, Inc. of our report dated January 20, 1999 appearing on page 45 of Rochester Gas and Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

[PRICEWATERHOUSECOOPERS LLP]

PricewaterhouseCoopers LLP

Rochester, New York
February 19, 1999


                                    Ex 23.2